UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2008
DELPHI FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11462	13-3427277

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1105 North Market Street, Suite 1230, P.O. Box 8985, Wilmington, DE	19899

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code 302-478-5142
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Not applicable.
(e) On December 18, 2008, the Registrant’s subsidiary, Delphi Capital Management, Inc., adopted an amendment and restatement of its Pension Plan for Robert Rosenkranz (the “DCM Pension Plan”). The amendments effected thereby consist primarily of changes intended to effect compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder (“Section 409A”); in particular, the inclusion of a six-month deferral period for the commencement of payments under such plan where required under Section 409A. The DCM Pension Plan, as so amended and restated, is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
On December 19, 2008, the Registrant’s subsidiary, Reliance Standard Life Insurance Company (“RSLIC”), adopted an amendment and restatement of its Nonqualified Deferred Compensation Plan (the “NQDC”), which will become effective on January 1, 2009. The amendments effected thereby consist of various technical changes and the addition of a provision permitting plan participants to make a one-time election as to the time and form of payment of the distribution of their account balances pursuant to the transition relief rules under Section 409A. The NQDC, as so amended and restated, is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
On December 22, 2008, amendments were effected to the terms of the deferred share and restricted share units of the Registrant’s common stock granted under the Registrant’s Second Amended and Restated Long-Term Performance-Based Incentive Plan to Robert Rosenkranz, the Registrant’s Chairman and Executive Officer, and under the Registrant’s 2003 Employee Long-Term Incentive and Share Award Plan (the “2003 Plan”) to Donald A. Sherman, the Registrant’s President and Chief Operating Officer. The amendments consist of changes intended to effect compliance with Section 409A; in particular, the inclusion of six-month deferral periods for the delivery of shares to such officers following certain events of employment termination. The agreements relating to such amendments are attached to this Form 8-K as Exhibits 10.3 and 10.4 and are incorporated herein by reference.
Item 8.01. Other Events
On December 18, 2008, amendments to the performance-contingent incentive options to purchase 225,000 shares of the Registrant’s Class A Common Stock previously granted to the four members of executive management of the Registrant’s subsidiary, Safety National Casualty Corporation (“SNCC”), as well as the similar options to purchase 60,000 shares of the Stock previously granted to five other members of SNCC's management, pursuant to the 2003 Plan were approved by the Compensation Committee. Such amendments modified the specified levels of consolidated pre-tax operating income of SIG Holdings, Inc., SNCC’s intermediate parent company, as computed under the option agreements, which would result in such options becoming exercisable, in whole or in part, to the extent that such levels are achieved for the 2008-2010 and 2008-2012 performance periods. The general form of the amendment agreement for the executive management optionees is attached to this Form 8-K as Exhibit 10.5 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Amended and Restated Delphi Capital Management, Inc. Pension Plan for Robert Rosenkranz

10.2	Amended and Restated Reliance Standard Life Insurance Company Nonqualified Deferred Compensation Plan

10.3	Amendment, Restatement and Consolidation of Prior Award Agreements for Robert Rosenkranz

10.4	Amendment and Restatement of Restricted Share Unit Award Agreement for Donald A. Sherman

10.5	General Form of SNCC Performance-Contingent Option Award Agreement
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI FINANCIAL GROUP, INC.
/s/ ROBERT ROSENKRANZ
Robert Rosenkranz
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Date: December 23, 2008